Exhibit 99.1

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-l(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that this Schedule 13G is filed on behalf of each of the them and that all subsequent amendments to this Schedule 13G may be filed on behalf of each of them without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

Dated: January 27, 2015

ALCENTRA INVESTMENTS LIMITED

By:	/s/ Robert Bennett
Name: Robert Bennett
Title: Authorized Person

BNY ALCENTRA GROUP HOLDINGS, INC.

By:	/s/ Robert Bennett
Name: Robert Bennett
Title: Authorized Person

THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Nicholas R. Darrow

Name: Nicholas R. Darrow
Title: Senior Vice President
Attorney-In-Fact for The Bank of New York Mellon Corporation